UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2007

NEENAH PAPER, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State of Incorporation)	001-32240 (Commission File No.)	20-1308307 (I.R.S. Employer Identification No.)

3460 Preston Ridge Road

Alpharetta, Georgia 30005

(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 1, 2007, Neenah Paper, Inc. (the “Company”) entered into the Fourth Amendment (the “Fourth Amendment”) to its Credit Agreement (as previously amended, the “Credit Agreement”) dated as of November 30, 2004, by and among the Company, certain of its subsidiaries as co-borrowers or guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as agent for the Lenders. The Fourth Amendment, among other things, (i) increases the Company’s secured revolving line of credit from $165,000,000 to $180,000,000, and (ii) makes other definitional, administrative and covenant modifications to the Credit Agreement in contemplation of the purchase of the outstanding stock of Fox Valley Corporation (“Fox”), which owns Fox River Paper Company, LLC (“Fox River”).

Both Fox and Fox Valley will become guarantors under the Credit Agreement.  They will also become subsidiary guarantors with respect to the Company’s $225,000,000 7-3/8% Senior Notes due 2014, issued under the November 30, 2004 Indenture (as amended, the “Indenture”) between the Company and The Bank of New York Trust Company, N.A., as trustee.

The Company’s ability to borrow under the Credit Agreement, as amended, is restricted by (a) the total line commitment ($180,000,000), (b) the Company’s borrowing base (as determined in accordance with the Credit Agreement, as amended), and (c) the applicable cap on the amount of “senior credit facilities” under the Indenture.  The Company’s  borrowing base has been modified to incorporate the current assets of Fox and Fox River.  After giving effect to the Fox River acquisition, the Company’s borrowing base will support availability under the line of $180,000,000.00 (excluding amounts currently outstanding).

As part of financing the acquisition and certain related expenses and obligations, the Company borrowed $54 million in principal under the Credit Agreement on March 1, 2007, increasing  the total amount outstanding under the Credit Agreement as of such date to approximately $111 million. All principal amounts outstanding under the Credit Agreement are due and fully payable on the date of termination of the Credit Agreement.  While the Fourth Amendment increases the total commitment available to the Company under the Credit Agreement, no assurance can be given that the Company will meet the requirements to borrow the full amount available under the Credit Agreement.

The Credit Agreement, as amended, contains events of default customary for financings of this type, including failure to pay principal or interest, materially false representations or warranties, failure to observe covenants and other terms of the revolving credit facility, cross-defaults to other indebtedness, bankruptcy, insolvency, various ERISA violations, the incurrence of material judgments and changes in control.

Certain of the foregoing statements may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to, changes in U.S./Canadian dollar, U.S./Euro and other currency exchange rates, changes in pulp prices, the cost or availability of raw materials, unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations, the ability of the Company to realize anticipated cost savings. Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. The Company cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

Item 2.03: Creation of Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion under Item 1.01 above

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: March 1, 2007	/s/ STEVEN S. HEINRICHS
Steven S. Heinrichs Senior Vice President, General Counsel and Secretary